Exhibit 99.2

             BELO'S MONTHLY REVENUE AND STATISTICAL REPORT JUNE 2006

    DALLAS, July 28 /PRNewswire-FirstCall/ -- Belo Corp. (NYSE: BLC) issued today its statistical report for the month of June. Consolidated revenue for June increased 5.1 percent versus June of last year with increases in Television Group revenue and Newspaper Group revenue.

    Television Group revenue increased 8.1 percent in June versus last year, with an 8.7 percent increase in spot revenue. Local spot increased 4.9 percent versus June of the prior year, national increased 9.3 percent and political revenues were $1.5 million. Advertising revenues from Belo's Television Group Web sites increased 48 percent in June 2006 versus June 2005.

    Newspaper Group total revenue increased 2.4 percent for the month of June versus the prior year, with a 1.4 percent increase in advertising revenue. Online advertising revenue, which is included in advertising revenue, increased 48 percent in June 2006 versus June 2005. Total advertising revenue decreased
0.7 percent at The Dallas Morning News and increased 0.9 percent at The Providence Journal and 8.2 percent at The Press-Enterprise in Riverside.

    At The Dallas Morning News, total revenue increased 2.7 percent in June versus last year, including an estimated $2.5 million in incremental circulation revenue associated with the implementation of the Circulation Review Team's recommended changes, primarily the move from a buy-sell arrangement to a fee-for-delivery distribution system. Advertising revenues, which were not affected by the increase in circulation revenue, decreased 0.7 percent in June 2006 versus June 2005. Interactive revenues continued strong in June, increasing 43 percent. General full-run ROP revenue increased 15 percent in June versus last year with significant strength noted in the financial category. Retail full-run ROP revenue decreased 3.1 percent with increases in the construction and grocery categories and decreases in the furniture and professional services categories. Classified revenue decreased 7.6 percent versus the prior year with a 6.1 percent decrease in classified employment revenue, a decrease of 6.7 percent in classified real estate revenue and a 15 percent decrease in classified automotive revenue.

    At The Providence Journal, advertising revenue increased 0.9 percent in June 2006 versus June 2005, with total revenue down 0.7 percent. Interactive revenue in Providence increased over 100 percent in June 2006 versus last year led by sizable gains in classified employment and classified real estate. Preprints were also strong at The Journal in June, increasing 14 percent.

    At The Press-Enterprise, advertising revenues increased 8.2 percent in June 2006 versus June 2005 with total revenue up 4.8 percent. Ad revenue increases were recorded in all three major categories in June -- retail, general and classified, which were up 18 percent, seven percent and 6.8 percent, respectively. Classified real estate increased 39 percent in June, the fifth consecutive month of double-digit growth.

    About Belo

    Belo Corp. is one of the nation's largest media companies with a diversified group of market-leading television, newspaper, cable and interactive media assets. A Fortune 1000 company with 7,700 employees and more than $1.5 billion in annual revenues, Belo operates in some of America's most dynamic markets in Texas, the Northwest, the Southwest, the Mid-Atlantic and Rhode Island. Belo owns 19 television stations, six of which are in the 15 largest U.S. broadcast markets. The Company also owns or operates seven cable news channels and manages one television station through a local marketing agreement. Belo's daily newspapers are The Dallas Morning News, The Providence Journal, The Press-Enterprise (Riverside, CA) and the Denton Record-Chronicle (Denton, TX). The Company also publishes specialty publications targeting young adults, and the fast-growing Hispanic market, including Quick and Al Dia in Dallas/Fort Worth, and El D and La Prensa in Riverside. Belo operates more than 30 Web sites associated with its operating companies. Additional information is available at http://www.belo.com or by contacting Carey Hendrickson, vice president/Investor Relations & Corporate Communications, at 214-977-6626.

    Statements in this communication concerning Belo's business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends, capital expenditures, investments, future financings, or other financial and non-financial items that are not historical facts, are "forward-looking statements" as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

    Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and newsprint prices; newspaper circulation matters, including changes in readership, and audits and related actions (including the censure of The Dallas Morning News) by the Audit Bureau of Circulations; technological changes, including the transition to digital television and the development of new systems to distribute television and other audio-visual content; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; regulatory changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions and dispositions; the recovery of the New Orleans market (where the Company owns and operates market-leading television station WWL-TV, the CBS affiliate) from the effects of Hurricane Katrina; general economic conditions; and significant armed conflict, as well as other risks detailed in Belo's other public disclosures, and filings with the Securities and Exchange Commission ("SEC") including the Annual Report on Form 10-K.

                                        Belo
                           Monthly Revenue and Statistics
                                     June 2006

Revenue (Note 1):
(Dollars in thousands)

                                            June                              YTD
                               ------------------------------    ------------------------------
                                 2006       2005      Change       2006       2005      Change
                               --------   --------   --------    --------   --------   --------
Number of Sundays                     4          4         --          26         26         --

Net Operating Revenues
 Television Group*               62,802     58,077        8.1%    368,018    344,288        6.9%
 Newspaper Group                 68,339     66,710        2.4%    407,262    396,126        2.8%
 Total Net Operating
  Revenues                      131,142    124,787        5.1%    775,280    740,414        4.7%

Television Group*
  Spot Revenue                   56,398     51,866        8.7%    332,428    312,465        6.4%
  All Other Revenue               6,404      6,212        3.1%     35,590     31,823       11.8%
  Total Television Group         62,802     58,077        8.1%    368,018    344,288        6.9%

Newspaper Group
  Ad Revenue                     56,817     56,054        1.4%    335,176    332,108        0.9%
  All Other Revenue              11,523     10,655        8.1%     72,086     64,018       12.6%
Total Newspaper Group            68,339     66,710        2.4%    407,262    396,126        2.8%

Supplemental Newspaper Advertising Revenue Data

                                       June % Change                                  YTD % Change
                        -------------------------------------------    -------------------------------------------
                          DMN         PJ          PE        Group        DMN         PJ          PE        Group
                        --------   --------    --------    --------    --------   --------    --------    --------
Retail**                    -3.1%      -4.6%       18.4%       -0.7%       -9.8%      -3.2%       -0.6%       -6.8%
General**                   15.1%     -49.7%        7.0%       10.1%        5.3%     -33.8%      -12.3%       -0.1%
Classified Total            -7.6%      -1.5%        6.8%       -2.9%       -2.2%       3.7%        6.9%        1.1%

  Automotive               -15.0%     -30.7%      -17.6%      -16.9%      -15.1%     -14.1%      -10.2%      -14.1%
  Employment                -6.1%      -9.2%       -6.3%       -6.8%        8.8%      -7.5%        2.3%        3.7%
  Real Estate               -6.7%       7.6%       38.5%        9.2%       -4.4%      17.1%       22.3%        8.3%

Total Advertising
 Revenue                    -0.7%       0.9%        8.2%        1.4%       -0.1%       2.2%        2.9%        0.9%

     Note 1: Certain amounts have been reclassified to conform to the current year presentation.

     * This segment includes Belo's television stations and cable news operations.

     ** Does not include Internet-related revenue.

     DMN - The Dallas Morning News
     PJ - The Providence Journal
     PE - The Press-Enterprise

Linage (Note 1):

                                      June                                 YTD
                        ---------------------------------    ---------------------------------
                          2006        2005       Change        2006        2005       Change
                        ---------   ---------   ---------    ---------   ---------   ---------

Number of Sundays               4           4          --           26          26          --

FULL RUN ROP
(Measured in six-
 column SAU inches)

The Dallas Morning
 News (Note 2)
  Retail                   64,936      69,391        -6.4%     390,633     457,848       -14.7%
  General                  22,322      26,739       -16.5%     125,430     152,881       -18.0%
  Classified              114,302     112,227         1.8%     691,052     721,896        -4.3%
TOTAL                     201,559     208,356        -3.3%   1,207,114   1,332,625        -9.4%

The Providence
 Journal
  Retail                   51,176      54,388        -5.9%     291,229     313,455        -7.1%
  General                   2,204       4,329       -49.1%      16,330      26,768       -39.0%
  Classified               38,080      43,982       -13.4%     227,701     248,051        -8.2%
TOTAL                      91,460     102,699       -10.9%     535,260     588,274        -9.0%

The Press-
 Enterprise
  Retail                   27,510      25,623         7.4%     144,043     153,948        -6.4%
  General                  11,899      11,513         3.4%      58,740      69,830       -15.9%
  Classified               78,825      81,094        -2.8%     479,554     471,851         1.6%
TOTAL                     118,234     118,230         0.0%     682,337     695,629        -1.9%

     Note 1: Certain amounts have been reclassified to conform to the current year presentation.

     Note 2: Linage is for The Dallas Morning News newspaper only. Linage for the Denton Record-Chronicle, Al Dia, and Quick is not included due to the difference in their circulation versus The Dallas Morning News.

     Source: Internal Records

SOURCE  Belo Corp.
     -0-                             07/28/2006
     /CONTACT: Carey Hendrickson, vice president-Investor Relations & Corporate Communications of Belo Corp., +1-214-977-6626/
    /First  Call  Analyst:  Carey Hendrickson/
    /Web site:  http://www.belo.com /
    (BLC)

CO:  Belo Corp.
ST:  Texas
IN:  PUB ENT MLM
SU: